UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	February 14, 2012

GE Dealer Floorplan Master Note Trust

CDF Funding, Inc.

GE Commercial Distribution Finance Corporation

(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor as specified in their respective charters)

Delaware
(State or Other Jurisdiction of Incorporation

333-115582

333-115582-03

333-130782-02

333-130782

333-158937-01

333-158937	20-1060484 (CDF Funding, Inc.)

(Commission File Number)	(I.R.S. Employer Identification No.)

5595 Trillium Boulevard, Hoffman Estates, Illinois	60192
(Address of Principal Executive Offices)	(Zip Code)

(847) 747-4043
(Registrant’s Telephone Number, Including Area Code)

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement

The following material definitive agreements were entered into:

1. Underwriting Agreement, dated February 14, 2012 (“Underwriting Agreement”), among CDF Funding, Inc. (“CDF”), General Electric Capital Corporation (“GE Capital”), Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Citigroup Global Markets Inc. (“Citigroup”), as Representatives of the several Underwriters.

2. Terms Agreement (Series 2012-1), dated February 14, 2012 (“2012-1 Terms Agreement”), among CDF, GE Capital, Credit Suisse and Citigroup, as Representatives of the several Underwriters.

The following amendments to material definitive agreements were entered into:

1. Supplement No. 15 to Indenture, dated as of February 16, 2012 (“Supplement No. 15 to Indenture”), between GE Dealer Floorplan Master Note Trust and Deutsche Bank Trust Company Americas.

The Registrant is also filing a form of Series 2012-1 Indenture Supplement, to be dated as of February 22, 2012 (“Form of Series 2012-1 Supplement”), between GE Dealer Floorplan Master Note Trust and Deutsche Bank Trust Company Americas, as indenture trustee.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

Exhibit No.	Document Description
1.1	Underwriting Agreement
1.2	2012-1 Terms Agreement
4.1	Supplement No. 15 to Indenture
4.2	Form of Series 2012-1 Supplement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDF FUNDING, INC.
(Registrant)

Dated: February 16, 2012	By:	/s/ John E. Peak
Name: John E. Peak
Title: Vice President